UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 1, 2021

Capital Senior Living Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway Suite 300 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

(972) 770-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSU	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Investment Agreement

On October 1, 2021, Capital Senior Living Corporation (the “Company”) entered into an amended and restated investment agreement (the “A&R Investment Agreement”) with Conversant Dallas Parkway (A) LP (“Investor A”) and Conversant Dallas Parkway (B) LP (together with Investor A, the “Conversant Investors”; the Conversant Investors are affiliates of Conversant Capital LLC). The A&R Investment Agreement amends and restates in its entirety the Investment Agreement, dated as of July 22, 2021 (the “Original Investment Agreement”), by and among the Company and the Conversant Investors. Capitalized terms used herein and not defined herein shall have the meanings set forth in the A&R Investment Agreement.

The description of the A&R Investment Agreement contained herein and the transactions contemplated by the A&R Investment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&R Investment Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. The A&R Investment Agreement provides for substantially similar terms as provided in the Original Investment Agreement, except as described herein.

Pursuant to the A&R Investment Agreement, the Conversant Investors agreed to purchase from the Company, and the Company agreed to sell to the Conversant Investors, in a private placement (the “Private Placement”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), 41,250 shares of newly designated Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) at a price per share equal to $1,000 (the “Private Placement Preferred Shares”); and 1,650,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), at a price per share equal to $25 (the “Private Placement Common Shares”, and together with the Private Placement Preferred Shares, the “Private Placement Shares”); (ii) subject to the consummation of the transactions contemplated by the A&R Investment Agreement, the Conversant Investors will receive 1,031,250 warrants, each evidencing the right to purchase one share of Common Stock at a price per share of $40 and with an exercise expiration date of five years after the Closing Date; (iii) the Company intends to amend the terms of its previously announced rights offering (the “Initial Rights Offering”) to allow the holders of record of its outstanding shares of Common Stock at the close of business on September 10, 2021 the right to purchase at $30 per share (the “Subscription Price”), 1.1 shares of Common Stock for each share of Common Stock held, which would result in gross cash proceeds to the Company of approximately $72.3 million (the “Amended Rights Offering”).

In addition, pursuant to the A&R Investment Agreement, the Conversant Investors agreed to partially backstop the Amended Rights Offering up to $50.5 million through the purchase of additional shares of Common Stock at the Subscription Price. In consideration for the backstop commitments of the Conversant Investors, the Company has agreed to pay to the Conversant Investors, as a premium, 174,675 shares of Common Stock.

The consummation of the transactions contemplated by the A&R Investment Agreement is subject to stockholder approval (as described further below) and customary closing conditions, including the accuracy of the representations and warranties and the performance of all obligations under the A&R Investment Agreement and Promissory Note (in each case subject to customary materiality qualifiers), the absence of a material adverse effect on the Company and the closing of the transactions contemplated by the Backstop Agreement. Subject to the satisfaction or waiver of the closing conditions, the Transactions are expected to close in the fourth quarter of 2021.

In connection with the transactions contemplated by the A&R Investment Agreement, the Company will hold a special meeting of its stockholders to approve (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the authorized number of shares of Common Stock to 15,000,000 shares in order to have a sufficient number of authorized shares of Common Stock available for the Rights Offering and into which the shares of Series A Preferred Stock may be converted, (ii) the issuance to the Conversant Investors of the Series A Preferred Stock, Common Stock and warrants as contemplated by the A&R Investment Agreement, (iii) the issuance to the Backstop Purchaser (as defined herein) of the Backstop Agreement Shares (as defined herein) pursuant to the Backstop and Participation Agreement and (iv) an amendment to the Company’s existing 2019 Omnibus Stock and Incentive Plan (collectively, the “Meeting Proposals”), each as further described in the proxy statement that the Company filed with the Securities and

Exchange Commission (the “SEC”). In addition, in connection with the transactions contemplated by the A&R Investment Agreement, the Company will file an amendment to the definitive proxy statement (the “Proxy Amendment”) with the SEC to reflect the terms of the A&R Investment Agreement (including the proposal to approve the issuance to the Backstop Purchaser of the Backstop Agreement Shares pursuant to the Backstop and Participation Agreement, as further described in the Proxy Amendment).

Series A Preferred Stock

The Series A Preferred Stock will have substantially the same terms as those set forth in the Original Investment Agreement, except as set forth below (modifications to the terms of the Original Investment Agreement are highlighted in bold underline).

Dividend Rights

The Certificate of Designations designating and creating the Series A Preferred Stock Shares of the Series A Preferred Stock will specify that each holder of the Series A Preferred Stock will be entitled to receive, when, as and if authorized and declared by the Board, dividends accruing daily on the basis of twelve 30-day months and a 360-day year, at a per annum rate of 11.00% of the Liquidation Preference per share which will be either paid in cash or paid in kind as an increase to the Liquidation Preference of the Series A Preferred Stock.

Redemption Rights

Series A Preferred Stock will also be redeemable, in whole or in part, at the option of the Company at any time (i) on or after the forty-two (42) month anniversary (and before the seven-year anniversary) of the Closing Date, at a cash redemption price per share of Series A Preferred Stock equal to the greater of (A) 100% of the Liquidation Preference as of the to the date fixed for redemption thereof and (B) an amount equal to (1) the number of shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock as of the redemption date multiplied by (2) the VWAP (as defined in the Certificate of Designations) of the Common Stock for the 30 trading days immediately preceding (and not including) the date on which notice of such redemption is given and (ii) on or after the seventh anniversary of the Closing, at a redemption price per share equal to 100% of the Liquidation Preference as of the redemption date (such election to redeem shares of Series A Preferred Stock, an “Optional Redemption”). The shares of Series A Preferred Stock subject to Optional Redemption may instead be converted at the option of the holders thereof at any time before the close of business on the Business Day immediately before the applicable redemption date.

Warrant Agreement

Pursuant to the A&R Investment Agreement, the Company also agreed, on the Closing Date and subject to the terms and conditions of the A&R Investment Agreement, to enter into a warrant agreement with Computershare, Inc. and Computershare Trust Company, N.A. (the “Warrant Agreement”), pursuant to which the Conversant Investors will receive 1,031,250 warrants, each evidencing the right to purchase one share of Common Stock at a price per share of $40, subject to certain adjustments. The warrants may be exercised (which exercise may be a “cashless exercise”) until 5:00 p.m. New York City time on the five (5) year anniversary of the Closing Date.

The foregoing description of the Warrant Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the substantially final form of the Warrant Agreement, which is attached to the A&R Investment Agreement and is incorporated herein by reference.

Promissory Note

The A&R Investment Agreement provides that if the Closing occurs, the Conversant Investors and the Company agree that without further action of the Conversant Investors or the Company, the $17.295 million secured promissory note previously entered into by the Company and the Conversant Investors simultaneously with the entry into the Original Investment Agreement shall be deemed to be, and shall be, amended to reduce the aggregate indebtedness outstanding thereunder by $1,275,000, resulting in an amended secured promissory note in the amount of $16,020,000.

Investor Rights Agreement

The Company,the Conversant Investors and Silk Partners, LP (“Silk”) have agreed to enter into an investor rights agreement (the “Investor Rights Agreement”) on the Closing Date to provide for certain rights and responsibilities of the parties in connection with the Conversant Investors’ and Silk’s investment and the governance of the Company. The Investor Rights Agreement updates certain terms of the form of Investor Rights Agreement that was previously attached as an exhibit to the Original Investment Agreement (the “Original Form Investor Rights Agreement”), including to add Silk as a party thereto. Except as described herein, the Investor Rights Agreement contains substantially similar terms as were agreed to in connection with the Original Form Investor Rights Agreement.

Board Representation

The Investor Rights Agreement provides that (i) for so long as the Conversant Investors, together with their affiliates and permitted transferees (collectively, the “Conversant Parties”) beneficially own at least 33% of the outstanding shares of Common Stock of the Company on an as-converted basis, Investor A will have the right to designate four (4) designees for inclusion in the Company’s slate of individuals nominated for election to its Board a number of directors, (ii) for so long as the Conversant Parties beneficially own less than 33% but at least 15% or more of the outstanding shares of Common Stock of the Company on an as-converted basis, Investor A will have the right to designate a number of directors, rounded to the nearest whole number, equal to (1) the quotient of (a) the total number of outstanding shares of Common Stock of the Company on an as-converted basis beneficially owned by the Conversant Parties divided by (b) the total number of outstanding shares of Common Stock of the Company on an as-converted basis, multiplied by (2) the total number of directors then on the Board, (iii) for so long as the Conversant Parties beneficially own less than 15% but at least 5% or more of the outstanding shares of Common Stock of the Company on an as-converted basis, Investor A will have the right to designate one (1) designee for inclusion in the Company’s slate of individuals nominated for election to the Board (which slate will include a number of nominees equal to the number of director positons to be filled), (iv) following the forty-two (42) month anniversary of the Closing, so long as the Conversant Parties beneficially own shares of Series A Preferred Stock and beneficially own more than 50% of the outstanding shares of Common Stock of the Company on an as-converted basis, Investor A will have the right to designate five (5) designees for inclusion in the Company’s slate of individuals nominated for election to the Board (which slate will include a number of nominees equal to the number of director positons to be filled), (v) for so long as Silk together with its affiliates (the “Silk Parties”) beneficially own at least 5% of the outstanding shares of Common Stock of the Company on an as-converted basis, Silk will have the right to designate two (2) designees for inclusion in the Company’s slate of individuals nominated for election to the Board of Directors (which slate will include a number of nominees equal to the number of director positons to be filled), and (vi) once the Conversant Parties beneficially own less than 5% of the outstanding shares of Common Stock of the Company on an as-converted basis, the rights of the Conversant Investors to designate directors pursuant to the Investor Rights Agreement will terminate and Investor A shall not have the right to nominate for election to the Board of Directors any directors, and once the Silk Parties beneficially own less than 5% of the outstanding shares of Common Stock of the Company on an as-converted basis, the rights of Silk to designate directors pursuant to the Investor Rights Agreement will terminate and Investor A shall not have the right to nominate for election to the Board of Directors any directors.

Promptly following the Closing Date, and in any event within five business days following the Closing Date, the Company will be required to cause the representatives designated by a party that has the right to designate a designee for inclusion in the Company’s slate of individuals nominated for election to the Board pursuant to the Investor Rights Agreement (the “Investor Board Representative(s)”) to be elected or appointed to the Board, to the extent not already on the Board. Additionally, for so long as the Conversant Parties beneficially own at least 20% of the outstanding shares of Common Stock on an as converted basis, Investor A will be entitled to designate the chairperson of the Board. The Investor Board Representative(s) will receive the same director compensation as each other non-executive director of the Board.

For so long as Investor A or Silk has the right to nominate an Investor Board Representative to the Board, members of the Board other than the Investor Board Representative(s) will have the exclusive right to nominate persons on behalf of the Board for election at annual stockholders meetings for, or to fill vacancies in, all director positions, other than the Investor Board Representative(s), and any transaction, agreement, contract or other arrangement (including, without limitation, any mandatory conversion or redemption of the Series A Preferred Stock pursuant to the Certificate of Designations) by and among the Company or any of its subsidiaries, on the one hand, and any of the Conversant Investors or their affiliates, on the other hand, will require solely the approval of a majority of the independent and disinterested directors.

The election or appointment of the Investor Board Representatives will be subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and, for all such appointments or elections after the election or appointment of the initial Investor Board Representatives, to the reasonable approval (which approval shall not be unreasonably withheld, conditioned, or delayed) of the four (4) - member Nominating and Governance Committee of the Board (two members of which will be comprised of non-Conversant and non-Silk designees). If the Nominating and Governance Committee of the Board does so not approve a designee, Investor A or the Silk Investors (as applicable that made such designation) will have the exclusive right to designate a replacement who shall be treated for all purposes as such person’s designee under the Investor Rights Agreement, subject to the approval process described thereunder.

Other Provisions

The Investor Rights Agreement will have substantially the same terms as those set forth in the Original Form Investor Rights Agreement with respect to transfer restrictions, consent rights and preemptive rights. The Investor Rights Agreement will have substantially the same terms as those set forth in the Original Form Investor Rights Agreement with respect to standstill obligations, except that the Conversant Parties’ standstill obligations shall last for a period of eighteen (18) months from Closing.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the substantially final form of the Investor Rights Agreement, which is attached to the A&R Investment Agreement and is incorporated herein by reference.

Backstop and Participation Agreement

In connection with the Amended Rights Offering and concurrently with the execution of the A&R Investment Agreement, the Company has entered into a Rights Offering Backstop and Participation Agreement (the “Backstop and Participation Agreement”) with Silk and Arbiter Partners QP, LP (“Arbiter”) (together with the Conversant Investors, the “Participants”) pursuant to which (i) Arbiter has agreed to exercise at least $5 million in the Amended Rights Offering and to backstop up to $5 million of the Amended Rights Offering through the purchase of additional shares of Common Stock (the “Backstop Agreement Shares”) at the Subscription Price, on the terms set forth in the Backstop and Participation Agreement and (ii) Silk has agreed to exercise its pro rata share of the Rights Offering. In consideration for its backstop commitment, the Company has agreed to pay Arbiter, as a premium, 17,292 shares of Common Stock. As a result, the commitments by Silk and Arbiter to participate in the Rights Offering together with the backstop commitments of Conversant and Arbiter will provide commitments for the full $72.3 million in the Rights Offering. In consideration for the backstop commitments of the Conversant Investors, the Company has agreed to pay to the Conversant Investors, as a premium, 174,675 shares of Common Stock.

The consummation of the transactions contemplated by the Backstop Agreement is subject (i) the consummation of the Amended Rights Offering, (ii) the closing of the transactions pursuant to the A&R Investment Agreement, and (iii) the receipt of stockholder approval.

The foregoing description of the Backstop and Participation Agreement and the transactions contemplated by the Backstop Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Backstop and Participation Agreement, which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On October 1, 2021, the Company issued a press release announcing entry into the A&R Investment Agreement and Backstop and Participation Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

99.1	Press Release dated October 1, 2021.

10.1	Amended and Restated Investment Agreement, dated as of October 1, 2021, by and between Capital Senior Living Corporation, Conversant Dallas Parkway (A) LP and Conversant Dallas Parkway (B) LP.

10.2	Rights Offering Backstop and Participation Agreement, dated as of October 1, 2021, by and between Capital Senior Living Corporation, Silk Partners, LP and Arbiter Partners QP, LP.

104	Cover Page Interactive Date File-formatted as Inline XBRL.

No Offer or Solicitation /Additional Information and Where to Find It

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of any securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The amended rights offering will be made pursuant to the Company’s shelf registration statement on Form S-3, which became effective on May 6, 2020, a prospectus supplement containing the detailed terms of the rights offering filed with the SEC on September 10, 2021, and an amendment to the prospectus supplement to be filed with the SEC. Any offer will be made only by means of a prospectus forming part of the registration statement. Investors should read the prospectus supplement, when available, and consider the investment objective, risks, fees and expenses of the Company carefully before investing. When available, a copy of the prospectus supplement may be obtained at the website maintained by the SEC at www.sec.gov.

This communication is being made in connection with the proposed private placement and amended rights offering. In connection with the proposed transaction, the Company filed a proxy statement with the SEC on August 31, 2021 and will file a supplement to the proxy statement with the SEC. The Company may also file other relevant documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed with the SEC in connection with the proposed transaction.

INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT, AS IT WILL BE AMENDED, AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders are able to obtain free copies of the definitive proxy statement, and will be able to obtain the supplement to the proxy statement and other documents containing important information about the Company and the proposed transaction once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at http://www.capitalsenior.com.

Participants in the Solicitation

The Company and its executive officers and directors and certain other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the SEC on November 3, 2020, and in its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021, as amended on April 30, 2021. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement and other relevant materials relating to the proposed transaction filed with the SEC.

Safe Harbor

The forward-looking statements in this Current Report on Form 8-K are subject to certain risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially, including, but not limited to, the Company’s ability to obtain stockholder approval for the proposed transaction; the satisfaction of all conditions to the closing of the proposed transaction; other risks related to the consummation of the proposed transaction, including the risk that the transaction will not be consummated within the expected time period or at all; the costs related to the proposed transaction; the impact of the proposed transaction on the Company’s business; any legal proceedings that may be brought related to the proposed transaction; the continued spread of COVID-19, including the speed, depth, geographic reach and duration of such spread; new information that may emerge concerning the severity of COVID-19; the actions taken to prevent or contain the spread of COVID-19 or treat its impact; the legal, regulatory and administrative developments that occur at the federal, state and local levels in response to the COVID-19 pandemic; the frequency and magnitude of legal actions and liability claims that may arise due to COVID-19 or the Company’s response efforts; the impact of COVID-19 and the Company’s near-term debt maturities on the Company’s ability to continue as a going concern; the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt refinancings, and proceeds from the sale of assets to satisfy its short and long-term debt obligations and to fund the Company’s capital improvement projects to expand, redevelop, and/or reposition its senior living communities; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants, and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all, including the transfer of certain communities managed by the Company on behalf of other owners; the Company’s ability to improve and maintain adequate controls over financial reporting and remediate the identified material weakness; the risk of oversupply and increased competition in the markets which the Company operates; the risk of increased competition for skilled workers due to wage pressure and changes in regulatory requirements; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; the risks associated with a decline in economic conditions generally; the adequacy and continued availability of the Company’s insurance policies and the Company’s ability to recover any losses it sustains under such policies; changes in accounting principles and interpretations; and the other risks and factors identified from time to time in the Company’s reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2021	Capital Senior Living Corporation

	By:	/s/ David R. Brickman
	Name:	David R. Brickman
	Title:	Senior Vice President, Secretary and General Counsel